Exhibit (14)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Representations and Warranties” (paragraphs 4.1(i) and 4.2(g)) of the Agreement and Plan of Reorganization (included in Exhibit A), “Financial Highlights,” and “Experts” in the Combined Information Statement of Transamerica Third Avenue Value VP and Transamerica Efficient Markets VP and Prospectus of Transamerica Systematic Small/Mid Cap Value VP and Transamerica Index 75 VP included in the Transamerica Series Trust Registration Statement on Form N-14. We also consent to the references to our firm under the captions “Financial Highlights” in the TST Prospectus and “Independent Registered Public Accounting Firm” in the TST Statement of Additional Information dated May 1, 2012, on Form N-1A, which was filed with the Securities and Exchange Commission in Post-Effective Amendment No. 106 (File No. 033-00507), and is incorporated by reference in the Combined Information Statement and Prospectus included in the Registration Statement on Form N-14. We further consent to the incorporation by reference of our reports, dated March 1, 2013, on the financial statements and financial highlights of Transamerica Third Avenue Value VP, Transamerica Efficient Markets VP, Transamerica Systematic Small/Mid Cap Value VP and Transamerica Index 75 VP included in the Annual Reports to Shareholders for the year ended December 31, 2012, which are also incorporated by reference in the Combined Information Statement and Prospectus, included in this Registration Statement on Form N-14.

Boston, Massachusetts

March 25, 2013